Exhibit 10.20
INDEMNIFICATION AGREEMENT
This Indemnification Agreement, dated as of [____________], 20[__] (this “Agreement”), is entered into between Enact Holdings, Inc., a Delaware corporation (the “Company”), and [____________] (“Indemnitee”).
WHEREAS, it is essential to the Company to attract and retain as directors and officers the most capable persons available;
WHEREAS, Indemnitee is a director and/or officer of the Company;
WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims being asserted against directors and officers of public companies;
WHEREAS, the Company’s Amended and Restated By-Laws, as amended from time to time (the “By-Laws”), require the Company to indemnify and advance expenses to its directors and officers to the fullest extent permitted by law and Indemnitee has been serving and continues to serve as a director and/or officer of the Company, in part, in reliance on such By-Laws;
WHEREAS, uncertainties as to the availability of indemnification may increase the risk that the Company will be unable to attract and retain as directors and officers the most capable persons available;
WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to attract and retain highly qualified persons as its directors and officers is in the best interests of the Company and its stockholders, and that the Company therefore should act to assure such persons that there will be increased certainty of protection through insurance, indemnification and other provisions against risks of claims and actions against them arising out of their service as directors and/or officers of the Company;
WHEREAS, in recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, in recognition of Indemnitee’s reliance on the By-Laws and, in part, to provide Indemnitee with specific contractual assurance that the protection promised by the By-Laws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or change in the composition of the Board or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and for the continued coverage of Indemnitee under the directors’ and officers’ liability insurance policy of the Company; and
WHEREAS, it is in the best interests of the Company and its stockholders for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, Indemnitee to the fullest extent permitted by applicable law so that Indemnitee will serve or continue to serve the Company free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of Indemnitee acting in good faith in the performance of Indemnitee’s duties to the Company; and Indemnitee desires to serve or continue to serve the Company as a director and/or officer provided, and on the express condition, that Indemnitee is furnished with the indemnity and protections set forth herein.
NOW, THEREFORE, in consideration of the premises and of Indemnitee’s agreement to serve or continue to serve the Company as a director and/or officer directly or, at its request, of another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement:
(a)Change in Control: shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (A) Genworth Financial, Inc. and its affiliates, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (C) a corporation or other entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of shares of common stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company’s then-outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the effective date of a merger or consolidation of the Company with any other entity other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 51% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets. A “Change in Control” will not be deemed to have occurred for purposes of this Agreement until the transaction (or series of transactions) that would otherwise be considered a “Change in Control” closes.
(b)Claim: means any actual, threatened, asserted, pending or completed action, suit or proceeding, whether civil, criminal, regulatory, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, or any appeal of any kind thereof, or any inquiry or investigation, whether instituted by (or in the right of) the Company or any governmental agency or any other person or entity, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise.
(c)Disinterested Director: means a director of the Company who is not or was not a party to the particular Claim for which Indemnitee is seeking indemnification.
(d)ERISA: means the Employee Retirement Income Security Act of 1974, as amended.
(e)Expenses: include, without limitation, reasonable attorneys’ fees and all other reasonable direct or indirect costs, expenses and disbursements (including, without limitation, experts’ fees, court costs, retainers, travel expenses, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier or delivery service charges), paid or incurred in connection with investigating, prosecuting, defending, settling, arbitrating, being a witness in or participating in (including on appeal), or preparing to investigate, prosecute, defend, settle, arbitrate, be a witness in or participate in, any Claim relating to any Indemnifiable Event, and shall include (without limitation) all reasonable attorneys’ fees and all other reasonable expenses incurred by or on behalf of an Indemnitee in connection with preparing and submitting any requests or statements for indemnification, advancement or any other right provided by this Agreement (including, without limitation, such fees or expenses incurred in connection with legal proceedings contemplated by Section 2(e) hereof). Expenses shall not include the amount of damages, judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement.
(f)Indemnifiable Amounts: means (i) any and all liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such liabilities, Expenses, damages, judgments, fines, penalties, ERISA excise taxes or amounts paid in settlement) arising out of or resulting from any Claim relating to an Indemnifiable Event, (ii) any liability pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any subsidiary of the Company, including, without limitation, any indebtedness which the Company or any subsidiary of the Company has assumed, and (iii) any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the United States Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise). To the fullest extent permitted by law,

Indemnifiable Amounts shall include any punitive, special or exemplary damages, and the multiple portion of a multiplied damages award.
(g)Indemnifiable Event: means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was (or agreed to serve as) a director and/or officer or fiduciary of the Company, or is or was serving (or agreed to serve) at the request of the Company as a director, officer, employee, manager, member, partner, tax matter partner, trustee, agent, fiduciary or in a similar capacity, of or for another company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, or by reason of anything done or not done by Indemnitee in any such capacity (in all cases whether or not Indemnitee is acting or serving in any such capacity or has such status at the time any Indemnifiable Amount is incurred for which indemnification, advancement or any other right can be provided by this Agreement). The term “Company,” where the context requires when used in this Agreement, may be construed to include such other company, corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise. Service by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served in any such capacity at (i) any direct or indirect majority-owned subsidiary of the Company, or (ii) any joint venture of which at least 25% of the voting power or equity interest is or was owned directly or indirectly by the Company, or the management of which is or was controlled directly or indirectly by the Company. By entering into this Agreement, Indemnitee is deemed to be serving at the request of the Company, and the Company is deemed to be requesting such service. With respect to service at any such subsidiary or joint venture (and subject, in the case of a joint venture, to any indemnification arrangements agreed to by the joint venture parties) the subsidiary or joint venture shall be the indemnitor of first resort and any obligation of the Company to provide indemnification or advancement under this Agreement shall be secondary).
(h)Indemnitee-Related Entity: means any company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise (other than the Company or any other company, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity or enterprise Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of Expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation.
(i)Independent Legal Counsel: means an attorney or firm of attorneys (following a Change in Control selected in accordance with the provisions of Section 3 hereof) who or which is experienced in matters of corporate law and who or which shall not have otherwise performed services for the Company or Indemnitee on any matter material to such party within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).
(j)Jointly Indemnifiable Claim: means any Claim for which Indemnitee may be entitled to indemnification from both an Indemnitee-Related Entity and the Company pursuant to applicable laws, any indemnification agreements or the certificate of incorporation, By-Laws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or an Indemnitee-Related Entity.
(k)Voting Securities: means any securities of the Company which vote generally in the election of directors.
2.Basic Indemnification Arrangement; Advancement of Expenses.
(a)Subject to and in accordance with Section 2(d), in the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law as soon as practicable, but in any event no later than sixty (60) days after written demand is presented to the Company, and hold Indemnitee harmless against any and all Indemnifiable Amounts. Such written demand shall include documentation or information that is necessary for any determination of Indemnitee’s entitlement to indemnification required pursuant to this Agreement and that is reasonably available to the Indemnitee.
(b)If so requested by Indemnitee, the Company shall advance promptly (and in any event within thirty (30) days of such request) any and all Expenses incurred by Indemnitee (an “Expense Advance”). The Company shall, in accordance with such request (but without duplication), either (i) pay such Expenses on behalf of Indemnitee or (ii) if Indemnitee shall have elected to pay such Expenses and have such Expenses reimbursed, reimburse Indemnitee for such Expenses. Indemnitee’s right to an Expense Advance is absolute and shall not be subject to satisfying any applicable standard of conduct for indemnification. Any request for an Expense Advance shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be accompanied by an undertaking, by or on behalf of Indemnitee, to repay any Expense Advance if a final judicial determination is made that Indemnitee is not permitted to be indemnified under applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s undertaking to repay any Expense Advance shall be unsecured and interest-free.

(c)Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any indemnification payment or Expense Advance in connection with any Claim involving Indemnitee (i) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; (ii) for (x) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act (as defined in Section 1(a) hereof) or similar provisions of state statutory law or common law, (y) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (z) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or (iii) that was voluntarily initiated by Indemnitee unless (x) the Company has joined in or the Board has authorized or consented to the initiation of such Claim, (y) the Claim is one to enforce Indemnitee’s rights under this Agreement, or (z) the Board otherwise determines that indemnification or advancement of Expenses is appropriate.
(d)No determination of Indemnitee’s entitlement to indemnification shall be required to be made under this Agreement or any provision of the Certificate of Incorporation or By-Laws to the extent that Indemnitee has been successful on the merits or otherwise in defense of a Claim, or Indemnitee is or was a witness or other participant in a Claim to which Indemnitee neither is, nor is threatened to be made, a party. In all other cases, if there has not been a Change in Control, a determination with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods selected by the Board: (i) the Board, by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum, (ii) a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by the Independent Legal Counsel referred to in Section 3 hereof, in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) the stockholders of the Company. If there has been a Change in Control, the determination shall be made by the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination of Indemnitee’s entitlement to indemnification (either pursuant to this Section 2(d) or Section 3, as applicable), within sixty (60) days after written demand is presented to the Company, the requisite determination that Indemnitee is entitled to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual fraud in the request for indemnification. If Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made that Indemnitee is not permitted to be indemnified under applicable law (as to which all rights of appeal therefrom have been exhausted or lapsed).
(e)If (i) indemnification has not been paid or there has been no determination of Indemnitee’s entitlement to indemnification within sixty (60) days after written demand is presented to the Company, (ii) a determination is made that Indemnitee would not be permitted to be indemnified in whole or in part under applicable law, or (iii) an Expense Advance is not paid within thirty (30) days after a written request is presented to the Company, Indemnitee shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an adjudication by the court of entitlement to such indemnification or Expense Advance or challenging any determination of Indemnitee’s entitlement to indemnification or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Absent such litigation, any determination pursuant to Section 2(d) or Section 3 shall be conclusive and binding on the Company and Indemnitee.
3.Independent Legal Counsel; Change in Control. If a determination of Indemnitee’s entitlement to indemnification is to be made by Independent Legal Counsel pursuant to Section 2(d)(iii), Independent Legal Counsel shall be selected by the Company and approved by Indemnitee (which approval shall not be unreasonably delayed, conditioned or withheld). If there is a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably delayed, conditioned or withheld). Upon failure of the Company to select such Independent Legal Counsel or upon failure of Indemnitee so to approve (or so to select, in the event a Change in Control occurs), such Independent Legal Counsel shall be selected upon application to any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper. The Company agrees that if there is a Change in Control then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any provision of the Certificate of Incorporation or By-Laws now or hereafter in effect, the Company shall seek legal advice only from Independent Legal Counsel. The Company agrees to pay the reasonable fees of any Independent Legal Counsel selected pursuant to this Section 3 and to indemnify fully such counsel against any and all reasonable expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.
4.Indemnification for Additional Expenses. The Company shall indemnify and hold harmless Indemnitee against any and all Expenses and, if requested by Indemnitee, shall advance such Expenses to Indemnitee subject to and in accordance with Section 2(b), which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or an Expense Advance by the Company under this Agreement or any provision of the Certificate of Incorporation or By-Laws now or hereafter in effect or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, in the case of indemnification to the extent Indemnitee has been successful, in whole or in part in such action; provided that Indemnitee shall not be entitled to indemnification for such Expenses, and shall be required to reimburse any such Expense Advance, in the event of a final judicial determination in such action (and as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to indemnification, an Expense Advance or recovery under the Company’s directors’ and officers’ liability insurance policies.
5.Partial Indemnity, Etc. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses or other Indemnifiable Amounts in respect of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with each successfully resolved Claim, issue or matter.
6.Burden of Proof, Etc. In connection with any determination pursuant to Section 2(d), Section 3 or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, it shall be presumed that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the burden of proof shall be on the Company (or any other person or entity disputing such conclusions) to establish, by clear and convincing evidence, that Indemnitee is not so entitled.
7.Reliance as Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, without reasonable cause to believe Indemnitee’s conduct was unlawful, if Indemnitee’s actions or omissions to act were taken in good faith reliance upon the records of the Company or any of its subsidiaries, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believed at the time were within such other person’s professional or expert competence and who had been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.
8.No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or did not have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company (including the Disinterested Directors, a committee thereof, Independent Legal Counsel, or its stockholders) to have made a determination as to whether Indemnitee met any particular standard of conduct or had any particular belief, nor an actual determination by the Company (including the Disinterested Directors, a committee thereof, Independent Counsel, or its stockholders) that Indemnitee did not meet any particular standard of conduct or did not have any particular belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet any particular standard of conduct or did not have any particular belief.
9.Nonexclusivity, Etc. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation or By-Laws, the General Corporation Law of the State of Delaware or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded as of the date hereof under the Certificate of Incorporation or By-Laws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. To the extent that there is a conflict or inconsistency among the terms of this Agreement, the Certificate of Incorporation and By-Laws, it is the intent of the parties hereto that Indemnitee shall enjoy the greatest benefits regardless of whether contained herein or in the Certificate of Incorporation or By-Laws. No agreement or amendment or alteration of the Certificate of Incorporation or By-Laws or of any agreement, other than of this Agreement pursuant to the terms hereof, shall adversely affect the rights provided to Indemnitee under this Agreement. No change in applicable law shall have the effect of reducing the benefits available to Indemnitee hereunder.
10.Liability Insurance. The Company shall maintain a policy or policies of insurance with insurance companies providing directors and officers with coverage for any liability asserted by reason of the fact that they are serving as a director or officer or have agreed to serve as a director, officer, employee or agent of another enterprise. Indemnitee shall be covered by such policies in accordance with their terms to the maximum extent of the coverage available for any of the Company’s directors and officers. If the Company receives from Indemnitee any notice of the commencement of an action, suit, proceeding or Claim, the Company shall give prompt notice of the commencement of such action, suit, proceeding or Claim to its insurers thereunder in accordance with the procedures set forth therein. The Company shall thereafter take all necessary or desirable actions to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of any such action, suit, proceeding or Claim in accordance with the terms of such policies.
11.Amendments, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions hereof (whether or not similar), nor shall such a waiver constitute a continuing waiver.
12.Subrogation. Subject to Section 13 hereof, in the event of a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights. The Company shall pay or reimburse all Expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.
13.Jointly Indemnifiable Claims. Given that certain Jointly Indemnifiable Claims may arise due to the relationships between an Indemnitee-Related Entity and the Company and the service of Indemnitee as a director and/or officer of the Company at the request of that Indemnitee-Related Entity, the Company acknowledges and agrees that the Company shall be the indemnitor of first resort and shall be fully and primarily responsible for the payment to Indemnitee in respect of indemnification and advancement of expenses in connection with any such Jointly Indemnifiable Claim, pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from the Indemnitee-Related Entity. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by the Indemnitee-Related Entity, and no right of recovery Indemnitee may have from the Indemnitee-Related Entity shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any Indemnitee-Related Entity shall make any payment to Indemnitee in respect of indemnification or advancement of Expenses with respect to any Jointly Indemnifiable Claim, the Company agrees that such payment or advancement shall not extinguish or affect in any way the rights of Indemnitee under this Agreement and further agrees that the Indemnitee-Related Entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against the Company. Every Indemnitee-Related Entity shall be a third-party beneficiary with respect to this Section 13, entitled to enforce this Section 13 against the Company as though such Indemnitee-Related Entity were a party to this Agreement.
14.No Duplication of Payments. Subject to Section 13 hereof, the Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent that Indemnitee has otherwise actually received payment of such amount otherwise indemnifiable hereunder, whether under any insurance policy, provision of the Certificate of Incorporation or By-Laws, or otherwise.
15.Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (i) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict of interest, (ii) the named parties in any such Claim (including any impleaded parties) include both the Company, or any subsidiary of the Company, and Indemnitee, and Indemnitee concludes that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or such subsidiary, or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular Claim) at the Company’s expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any Claim relating to an Indemnifiable Event effected without the Company’s prior written consent. The Company shall not, without the prior written consent of Indemnitee, effect any settlement of any Claim relating to an Indemnifiable Event to which Indemnitee is, was or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on all claims that are the subject matter of such Claim. Neither the Company nor Indemnitee shall unreasonably withhold, condition or delay its or his or her consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee. In no event shall Indemnitee be required to waive, prejudice or limit attorney-client privilege or work-product protection or other applicable privilege or protection.
16.No Adverse Settlement. The Company shall not seek, nor shall it agree to, consent to, support, or agree not to contest any settlement or other resolution of, any Claim, action, proceeding, demand, investigation or other matter that has the actual or purported effect of extinguishing, limiting or impairing Indemnitee’s rights hereunder, including, without limitation, any entry of a bar order or other order, decree or stipulation, pursuant to 15 U.S.C. § 78u-4 (the Private Securities Litigation Reform Act) or any similar foreign, federal or state statute, regulation, rule or law.
17.Binding Effect, Etc. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor or continuing company by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, estate, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect during the period Indemnitee is an officer and/or director of the Company or of any other entity or enterprise at the Company’s request and shall continue thereafter with respect to any possible claims based on the fact that Indemnitee was an officer and/or director of the Company or was serving at the request of the Company at any other entity or enterprise.
18.Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the obligations of the Company hereunder through an irrevocable bank line of credit, a funded trust or other collateral or by other means. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of such Indemnitee.
19.Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to the terms of this Agreement.
20.Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, enforce specific performance, enjoin that violation, or obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.
21.No Employment Contract. This Agreement shall not be deemed an employment contract between the Company and any indemnitee who is an officer or other employee of the Company, and, if Indemnitee is an officer or other employee of the Company, Indemnitee specifically acknowledges that Indemnitee may be discharged at any time for any reason, without or without cause, and with or without severance compensation, except as may be otherwise provided in a separate written contract between Indemnitee and the Company.
22.Notices. Any notice, request, consent or other communication hereunder to any party shall be deemed to be sufficient if contained in a written document delivered in person or sent by facsimile, nationally recognized overnight courier or personal delivery, addressed to such party at the address or addresses indicated below. Such a communication shall be sent instead to such other address as may designated from time to time in writing by a party to the other party.
(a)If to the Company, to:
Enact Holdings, Inc.
8325 Six Forks Road
Raleigh, North Carolina 27615
Attention: General Counsel

Email: USMIGeneralCounsel@genworth.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention: Dwight S. Yoo
Email: dwight.yoo@skadden.com
(b)If to Indemnitee, to the address set forth below his or her signature hereto.
All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the aforementioned mailing addresses or sent by email, with confirmation received, to the email addresses specified above (or at such other mailing or email address for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.
23.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.
24.Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation hereof.
25.Governing Law and Consent to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Court of Chancery of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, County of New Castle, 19808, as its agent in the State of Delaware as such party's agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ENACT HOLDINGS, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Indemnitee's Address:

[Signature Page to Indemnification Agreement]